Exhibit (d) CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116 SUBSCRIPTIONAGREEMENT for Corporate Capital Trust, Inc. (referred to herein as the “Company”) FOLLOW-ON OFFERING EFFECTIVE NOVEMBER 1, 2013 one Investment (select one) Public Offering Price Subscription Amount $ Additional Investment ($500 minimum)Advisory and Other Net of Commission Investment Subscription Amount $ Net of Commission Purchase* *By a financial advisor on his/her own behalf. Wrap Fee Agreement at your Broker/Dealer** **Not all broker/dealers are eligible for advisory business; please confirm with the Managing Dealer. Registered Investment Advisor For delivery and wire instructions, please see Section Seven. two Investor Information (please print) Name of Investor/Trustee Social Security or Tax ID Number Name of Co-Investor/Trustee (if applicable) Social Security or Tax ID Number Street Address (required) Email Address City State Zip Code Daytime Phone Number Evening Phone Number Optional Mailing Address City State Zip Code Citizenship (select one) U.S. citizen Resident Alien U.S. citizen residing outside the U.S. Country: Custodian Information (if applicable) Name Tax ID Number Address Custodian/Brokerage Acct. Number City State Zip Code Rev 10.29.15• Page 1 of 4

three — Form of Ownership (select one)

The information provided in Section Three must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for form W-9.

Non-Qualified Account ($5,000 minimum investment):

Single Owner

☐ Individual ☐ Individual with *Transfer on Death**

Multiple Owners

☐ Joint Tenants with Right of Survivorship ☐ Joint Tenants with *Transfer on Death** ☐ Community Property

*Requires *Transfer on Death* form that can be found at www.CorporateCapitalTrust.com.

Trust

☐ Taxable Trust ☐ Tax Exempt Trust

Name of Trust	Tax ID Number

Minor Account

☐ Uniform Gift to Minors Act ☐ Uniform Transfers to Minors Act

State of ________________ DOB of Minor ________________

Qualified Plan Account ($4,000 minimum investment):

☐ Traditional IRA ☐ ROTH IRA ☐ SEP/IRA ☐ Rollover IRA ☐ Beneficial IRA*

*Beneficial IRA Decedent Name

Other Account ($5,000 minimum investment):

☐ C Corporation ☐ S Corporation ☐ Non-Profit Organization ☐ Partnership

☐ Pension Plan ☐ Profit Sharing Plan ☐ Disregarded Entity ☐ Other

Name of Corporation/Plan Name/Disregarded Entity/Other	Tax ID Number

four — Distribution Instructions (select one)

☐ **Reinvest in Corporate Capital Trust, Inc. shares**
(Refer to the prospectus for the terms of the Distribution Reinvestment Plan.)

☐ **Mail a check to Investor/Trustee address entered in Section Two**
(Cash distributions for custodial and brokerage accounts will be sent to the custodian of record.)

☐ **Mail a check to Brokerage Account or Other:**

Name of Financial Institution		
FBO	Account Number	
Address		
City	State	Zip Code

Complete for electronic deposit of distributions.
*Attach a voided check or instructions from your financial institution.
(A deposit ticket does not contain the required ACH information.)

☐ **Electronically deposit* to:** ☐ Checking ☐ Savings ☐ Brokerage Account

Name of Financial Institution	
ABA Routing Number	Account Number

The Company is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Company is notified otherwise in writing. If the Company erroneously deposits funds into the account, the Company is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

Name of Investor/Trustee	SSN/TIN

Page 2 of 4 • Rev 10.29.15

five Subscriber Signatures

In order to induce the Company to accept this subscription, I hereby represent and warrant as follows:

A power of attorney may not be granted to any person to make such representations on behalf of investor(s). Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of investor(s).

Each investor must initial each representation.

	Investor	Co-Investor
a) I have received the prospectus (as amended or supplemented) for the Company at least five business days prior to the date hereof.	Initials	Initials
b) I am either purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.	Initials	Initials
c) I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. (Net worth does not include home, furnishings and personal automobiles)	Initials	Initials
d) **If applicable,** I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the prospects (as amended or supplemented as of the date hereof) under the sections described in the prospectus and entitled "Suitability Standards" and "How to Subscribe." **(Applies to California, Idaho, Iowa, Kentucky, Maine, Massachusetts, Michigan, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Tennessee and Texas investors.)** It is recommended by the office of the **Kansas** Securities Commissioner and required in **Alabama** that investors not invest, in the aggregate, more than 10% of their liquid net worth in this investment and other non-traded business development companies. **Kentucky** residents must not invest more than 10% of their liquid net worth in this investment or any affiliated, non-traded business development company. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.	Initials	Initials

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of the Company, and you fail to meet the minimum net worth or annual income requirements for making an investment or you can no longer make the representations or warranties set forth in this section, you are expected to promptly notify your broker dealer, financial advisor or investor advisor in writing of the change and to terminate your participation in the Distribution Reinvestment Plan.

Substitute IRS Form W-9 Certification:

Under penalties of perjury, I certify that:

(1) the number shown on this subscription agreement is my correct taxpayer identification number or (I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions).

CERTIFICATION INSTRUCTIONS

YOU MUST CROSS OUT CERTIFICATION (2) IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below you also acknowledge:

- **An investment in the shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future.**
- **You will not have access to the money you invest for an indefinite period of time.**
- **You will not be able to sell your shares regardless of how the Company performs.**
- **Because you will be unable to sell your shares, you will be unable to reduce your exposure to any market downturn.**
- **The Company does not intend to list the shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the shares to develop.**
- **The Company has implemented a share repurchase program, but only a limited number of shares are eligible for repurchase. In addition, any such repurchases will be at an at least 10% discount to the current offering price in effect on the date of repurchase.**
- **The Company may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Company's performance, such as from offering proceeds or borrowings.**
- **The amount of distributions that the Company may pay, if any, is uncertain.**

Each investor must sign.	Signature of Investor/Trustee	Date
Custodians must sign on a custodial account.	Signature of Co-Investor/Trustee - OR - Custodian	Date

Name of Investor/Trustee	SSN/TIN

Rev 10.29.15 • Page 3 of 4

six Financial Advisor or Investor Representative Information & Signature The financial advisor or investor representative (each an “Investor Representative”) signing below hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence or is exempt from such licensing. Name of Participating Broker/Dealer or Financial Institution Name of Financial Advisor(s)/Investor Representative(s) Advisor Number/Team ID Mailing Address City State Zip Code Telephone Fax Email Address The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; (iii) has discussed such investors’ prospective purchase of shares with such investor(s); (iv) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus and related amendments and supplements, if any, to such investor(s); (vi) no sale of shares shall be completed until at least five business days after the date the investor(s) receives a copy of the prospectus, as amended or supplemented; and (vii) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor(s), that such investor(s) meets the Suitability Standards applicable to such investor(s) set forth in the prospectus (as amended or supplemented as of the date hereof), and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, financial advisor or investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the investor(s) identified on this document. By checking the Net of Commission Purchase, Wrap Fee Agreement or Registered Investment Advisor box in Section One, you affirm that in accordance with the prospectus (i) this investment meets applicable qualifying criteria, and (ii) fees due are reduced or waived as disclosed therein. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND. I understand this Subscription Agreement is for the offering of Corporate Capital Trust, Inc. Signature of Financial Advisor/Investor Representative Date Signature of Branch Manager Date seven Delivery Instructions (select one) Cash, money order, or counter checks, third party checks and travelers checks will NOT be accepted. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Investors should read the prospectus, as amended or supplemented as of the date hereof, in its entirety. Each subscription will be accepted or rejected by the Company within 30 days after its receipt. Investors will receive a confirmation of their purchase. If a check received from an investor is returned for insufficient funds or otherwise not honored, Corporate Capital Trust, Inc. or its agent may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded by Corporate Capital Trust, Inc. Corporate Capital Trust, Inc. may reject any subscription, in whole or in part, in its sole discretion. Custodial accounts, forward subscription agreement to the custodian. Make check payable to “UMB Bank, N.A., as EA for Corporate Capital Trust, Inc.”, or if purchasing for a qualified plan or brokerage account, the custodian of record. By Wire Transfer UMB Bank, N.A., EA for Corporate Capital Trust ABA Routing # 101000695 Account # 987 191 7118 FBO (Investor’s Name). Standard Mail: Corporate Capital Trust, Inc. c/o UMB Bank, N.A. DST Systems, Inc. Processing Agent PO Box 219005 Kansas City, MO 64121-9005 Overnight Mail: Corporate Capital Trust, Inc. c/o UMB Bank, N.A. DST Systems th Inc. Processing Agent 430 W 7 Street Ste. 219005 Kansas City, MO 64105-1407 To receive your statements, tax forms and/or proxy materials and annual reports electronically, we invite you to visit www.CorporateCapitalTrust.com/gopaperless. Page 4 of 4 • Rev 10.29.15 CCT-SD-FD Name of Investor/Trustee SSN/TIN